SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 18, 2006 (September 13, 2006)
Date of Report
(Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	001-13957 (Commission file number)	91-1032187 (I.R.S. Employer Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
On September 13, 2006, Red Lion Hotels Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Calyon New York Branch, as sole lead arranger and administrative agent, KeyBank National Association, as documentation agent, CIBC, Inc., Union Bank of California, N.A. and Wells Fargo Bank, National Association. The Credit Agreement provides for a revolving credit facility of up to $50 million (the “Facility”). Subject to certain conditions, including the provision of additional collateral acceptable to the lenders, the size of the Facility may be increased at the request of the Company to up to $100 million. The initial maturity date for the Facility is September 13, 2009, but the Company has the right on two occasions to extend the maturity for an additional one year. The Credit Agreement also provides for a letter of credit subfacility of up to $10 million.
Borrowings under the Facility may be used to finance acquisitions or capital expenditures, for working capital, and for other lawful corporate purposes. Borrowings may be maintained as either Eurodollar loans or base rate loans. Depending on the Company’s leverage level, the interest rate on Eurodollar loans will range from 150 to 225 basis points over LIBOR, while the interest rate on base rate loans will range from zero to 75 basis points over the federal funds rate plus 0.5% or the prime rate, whichever is greater.

The Credit Agreement requires the Company to comply with customary affirmative and negative covenants, as well as financial covenants relating to leverage, interest coverage and debt service coverage. The Credit Agreement also contains customary events of default. The obligations of the Company under the Credit Agreement are guaranteed by WHC809, LLC, the indirect subsidiary of the Company that owns and operates the Red Lion Hotel on Fifth Avenue — Seattle. This guaranty is secured by a deed of trust and security agreement covering all of this subsidiary’s assets. The Company’s obligations are also guaranteed on an unsecured basis by certain direct subsidiaries of the Company.
The foregoing summary of the material terms of the Credit Agreement is qualified by the express terms of the Credit Agreement, which is filed as Exhibit 10 to this current report.

Item 1.02. Termination of a Material Definitive Contract
On September 13, 2006, immediately prior to entering into the Credit Agreement, the Company retired $33.4 million of secured debt of WHC809, LLC and paid associated defeasance costs of $4.7 million.
On September 13, 2006, the Company terminated its credit agreement with Wells Fargo Bank, National Association.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 7.01.	Regulation FD Disclosure
On September 14, 2006, the Company issued a press release announcing that it had entered into the Credit Agreement. A copy of that press release is furnished as Exhibit 99 to this current report and is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Exhibit
10
Credit Agreement dated September 13, 2006 among the Company, Calyon New York Branch, Sole Lead Arranger and Administrative Agent, KeyBank National Association, Documentation Agent, CIBC, Inc., Union Bank of California, N.A. and Wells Fargo Bank, National Association

99	Press Release dated September 14, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: September 18, 2006	By:	/s/ Anupam Narayan
Anupam Narayan, Executive Vice
President, Chief Investment Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10
Credit Agreement dated September 13, 2006 among Calyon New York Branch, Sole Lead Arranger and Administrative Agent, KeyBank National Association, Documentation Agent, CIBC, Inc. and Union Bank of California, N.A.

99	Press Release dated September 14, 2006